UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2010

VERAZ NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33391	94-3409691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

926 Rock Avenue, Suite 20 San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2010, the Compensation Committee (“Committee”) of the Board of Directors of Veraz Networks, Inc. (the “Company”) approved: (1) an annual base salary level for Douglas Sabella, the Company’s Chief Executive Officer, of $350,000 to be effective January 1, 2010; (2) an annual bonus target percentage for Mr. Sabella of 50% of base salary with final bonus to be paid, in the sole discretion of the Committee based upon mutually agreed upon goals and objectives for Mr. Sabella for 2010; (3) the payment to Mr. Sabella of a one-time discretionary bonus in the amount of $85,000; and (4) the grant of 111,000 restricted stock units to Mr. Sabella and 20,000 restricted stock units to Mr. William Rohrbach, the Company’s Vice President - Global Sales. The restricted stock unit awards to Messrs. Sabella and Rohrbach will vest in four equal annual installments on January 31, 2011, 2012, 2013 and 2014, and will otherwise be governed by the terms and conditions of the Company’s standard form of restricted stock award agreements. The Committee also approved the payment to Mr. Albert Wood, the Company’s Chief Financial Officer, of the previously agreed upon contractual bonus. The Committee did not at this time approve any other changes to the compensation of the Company’s “named executive officers” (as defined under applicable securities laws).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERAZ NETWORKS, INC.

Dated: February 25, 2010

	By:	/s/ ERIC C. SCHLEZINGER
Eric C. Schlezinger
Assistant Secretary